EXHIBIT 99.1

Stock Yards Bancorp Elects Ja Hillebrand as Chairman of the Board, Effective January 1, 2021

LOUISVILLE, Ky., Oct. 21, 2020 (GLOBE NEWSWIRE) -- Stock Yards Bancorp, Inc. (NASDAQ: SYBT), the parent company of Stock Yards Bank & Trust Company with offices in the Louisville, Indianapolis, and Cincinnati metropolitan markets, announced today the election of James A. (Ja) Hillebrand as Chairman of the Board for Stock Yards Bancorp, effective January 1, 2021. Hillebrand will succeed David P. Heintzman, who was named Non-Executive Chairman on October 1, 2018. These changes complete the succession plan for Mr. Heintzman, who had been the Chairman and CEO of Stock Yards through October 1, 2018 and became the Non-Executive Chairman of the board when Hillebrand was promoted from President to CEO. Hillebrand will now serve as Chairman and CEO of the company and Heintzman will continue to serve on the board of the company.

“On behalf of the board of directors, we are delighted to announce the completion of the succession plan started in 2018,” said Steve Priebe, who has been and will continue as the independent lead director of the board. “We are very fortunate to have Ja leading the company during these challenging times as we look forward to the future. Ja is a proven leader, and we are confident he will continue the legacy of our strong financial performance driven by an unrelenting focus on the customer.”

“Stock Yards legacy of leadership will continue to grow as Ja and his team execute their long term strategic plans,” continued Priebe. “We remain grateful to David for building such a solid foundation and facilitating a smooth, efficient transition.”

Hillebrand, who joined the company in 1996 said, “I remain honored by the confidence the board has placed in me to continue to lead this extraordinary company. My team and I will continue to follow the path we have been on since the bank’s inception in 1904, operating at the highest level of integrity, professional ethics and fiscal rigor. Our mission, which we are passionate about, remains the same: we are a premier community bank committed to our customers’ goals by establishing trusted relationships earned by knowledgeable and enthusiastic employees. I am grateful to the entire board of directors for the continued opportunity to serve.”

Heintzman added, “I was confident when the board elected Ja as CEO that he was the right person to lead our company after my retirement. My role as Non-Executive Chairman has given me first hand vision into Ja’s leadership style. I could not be more pleased and our shareholders should be assured in his abilities to continue growing our company strategically.”

Hillebrand is an active member of the Louisville and surrounding communities, serving on the boards of the Cave Hill Cemetery Company, Inc, Kentucky Derby Museum, the Kentucky Bankers Association, Boy Scouts of America – Lincoln Heritage Council, the Fund for the Arts as well as having served on the boards of St. Joseph Children’s Home, the Kentucky Derby Festival and many more. He earned his business administration degree from Bellarmine University.

Louisville, Kentucky-based Stock Yards Bancorp, Inc., with $4.3 billion in assets, was incorporated in 1998 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company that was established in 1904 and has 40 bank offices in the Louisville, Indianapolis and Cincinnati metropolitan areas, offering banking services to individuals, families, small businesses and corporations as well as wealth management and trust services to its customers.

This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although the Company’s management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiary operates; competition for the Company’s customers from other providers of financial services; government legislation and regulation, which change and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company’s customers; the effects of the FRB’s benchmark interest rate cuts on liquidity and margins; the potential adverse effects of the coronavirus or any other pandemic on the ability of borrowers to satisfy their obligations to the Company, the level of the Company’s non-performing assets, the demand for the Company’s loans or its other products and services, other aspects of the Company’s business and operations, and financial markets and economic growth, and other risks detailed in the Company’s filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company. See “Risk Factors” outlined in the Company’s Form 10-K for the year ended December 31, 2019 as well as the Form 10-Q for quarter ended June 30, 2020.

Contact:
T. Clay Stinnett
Executive Vice President,
Treasurer and Chief Financial Officer
(502) 625-0890